UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 20, 2017
(Date of earliest event reported)

Asure Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 Wild Basin Rd , Suite 100, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 20, 2017, we entered into a settlement agreement with the sellers of Mangrove Employer Services, Inc. and certain assets of Mangrove COBRASource, Inc.  Under the settlement agreement, we paid off the $6.0 million secured subordinated promissory note we entered into in March 2016 in favor of the sellers for a discounted lump sum of $5,879,000.  We further agreed to a mutual release of claims, except that the sellers have agreed to continue to indemnify us against certain future tax claims, subject to a $100,000 deductible.  We refer you to the full text of the settlement agreement filed as Exhibit 10.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 20, 2017, our Board amended our Bylaws to eliminate, in certain circumstances, the minimum 20-day period during which a consent solicitation of 10 or more of our stockholders must remain open.  The 20-day period will no longer apply to a consent solicitation conducted by us when the matter is on behalf of the Board and uncontested.  In these circumstances, the Bylaw amendment also eliminates the requirement to use an independent inspector of elections.  We refer you to the full text of this Bylaw amendment filed as Exhibit 3.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
3.1	Text of Bylaw Amendment

10.1	Letter dated March 20, 2017 from Asure Software, Inc. to Richard S. Cangemi, as Stockholder Representative

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: March 20, 2017	By:	/s/ Brad Wolfe
Brad Wolfe, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Text of Bylaw Amendment

10.1	Letter dated March 20, 2017 from Asure Software, Inc. to Richard S. Cangemi, as Stockholder Representative.